Exhibit 99.1

UWM Holdings Corporation Announces
Third Quarter 2025 Results

Loan Origination Volume of $41.7 Billion, the Largest Quarterly Originations Since 2021
PONTIAC, MI, November 6, 2025 - UWM Holdings Corporation (NYSE: UWMC) (“UWMC” or the “Company”), the publicly traded indirect parent of United Wholesale Mortgage (“UWM”), today announced its results for the third quarter ended September 30, 2025. Total loan origination volume was $41.7 billion for the third quarter 2025. The Company also reported 3Q25 total revenue of $843.3 million, net income of $12.1 million and adjusted EBITDA of $211.1 million.

Mat Ishbia, Chairman, Chief Executive Officer and President of UWMC, said, "The third quarter was a fantastic opportunity to show off the results of three years of disciplined preparation, strategic decisions and an unwavering focus on innovation and execution. Even without the tailwinds of a full refinance market, we briefly experienced a rate rally and seized the opportunity. We set a company record in September for rate locks in a single day and saw a significant ramp in our daily loan submission intake, all while maintaining our high-performance standards. We are also on track to bring servicing in-house in January and will deliver the best consumer servicing experience in the industry through our strategic collaboration with BILT. Finally, while others in the industry are still using AI as a buzzword, we’ve already generated over 14,000 loans for our brokers with Mia, our AI Loan Officer Assistant. The best part is, we are just getting started – we’re excited to continue building on this momentum in the quarters ahead."

Third Quarter 2025 Highlights

•Originations of $41.7 billion in 3Q25, compared to $39.7 billion in 2Q25 and $39.5 billion in 3Q24
•Purchase originations of $25.2 billion in 3Q25, compared to $27.3 billion in 2Q25 and $26.2 billion in 3Q24
•Refinance originations of $16.5 billion in 3Q25, compared to $12.4 billion in 2Q25 and $13.3 billion in 3Q24
•Total gain margin of 130 bps in 3Q25 compared to 113 bps in 2Q25 and 118 bps in 3Q24
•Total revenue of $843.3 million in 3Q25 compared to $758.7 million in 2Q25 and $745.6 million in 3Q24
•Net income of $12.1 million in 3Q25 compared to net income of $314.5 million in 2Q25 and net income of $31.9 million in 3Q24
•Adjusted EBITDA of $211.1 million in 3Q25 compared to $195.7 million in 2Q25 and $107.2 million in 3Q24
•Total equity of $1.6 billion at September 30, 2025, compared to $1.7 billion at June 30, 2025, and $2.2 billion at September 30, 2024
•Unpaid principal balance of MSRs of $216.0 billion with a WAC of 5.57% at September 30, 2025, compared to $211.2 billion with a WAC of 5.51% at June 30, 2025, and $212.2 billion with a WAC of 4.56% at September 30, 2024
•Ended 3Q25 with approximately $3.0 billion of available liquidity, including $870.7 million of cash and available borrowing capacity under our secured and unsecured lines of credit

Production and Income Statement Highlights (dollars in thousands, except per share amounts)

	Q3 2025	Q2 2025	Q3 2024
Loan origination volume(1)	$41,742,070	$39,744,514	$39,509,521
Total gain margin(1)(2)	1.30%	1.13%	1.18%
Total revenue	$843,252	$758,700	$745,598
Net income	12,088	314,479	31,945
Diluted earnings (loss) per share	(0.01)	0.11	(0.06)
Adjusted diluted earnings (loss) per share(3)	0.01	0.16	0.01
Adjusted net income (loss) (3)	9,621	249,429	23,334
Adjusted EBITDA(3)	211,073	195,683	107,180

(1) Key operational metric (see discussion below)
(2) Represents total loan production income divided by loan origination volume
(3) Non-GAAP metric (see discussion and reconciliations below)
Balance Sheet Highlights as of Period-end (dollars in thousands)

	Q3 2025	Q2 2025	Q3 2024
Cash and cash equivalents	$870,703	$489,984	$636,327
Mortgage loans at fair value	10,784,461	8,040,310	10,141,683
Mortgage servicing rights	3,308,585	3,445,195	2,800,054
Total assets	17,022,337	13,886,889	15,119,798
Non-funding debt (1)	3,891,125	3,323,565	2,410,714
Total equity	1,587,078	1,747,982	2,180,527
Non-funding debt to equity (1)	2.45	1.90	1.11
(1) Non-GAAP metric (see discussion and reconciliations below).

Mortgage Servicing Rights (dollars in thousands)

	Q3 2025	Q2 2025	Q3 2024
Unpaid principal balance	$216,028,448	$211,237,964	$212,218,975
Weighted average interest rate	5.57%	5.51%	4.56%
Weighted average age (months)	19	19	25

Third Quarter Business and Product Highlights

BILT Partnership

•During Q3 UWM entered into a strategic collaboration with BILT, which will allow homeowners to earn rewards on every on-time mortgage payment. This is part of our strategic move to bring servicing in-house and deliver a world-class servicing experience. This collaboration is a creative and innovative approach to providing borrowers with additional benefits when they pay their mortgage, while also providing brokers more tools to stay top of mind with their consumers, long after the loan closes.

National Mortgage Brokers Day

•UWM celebrated National Mortgage Broker Day at the New York Stock Exchange by ringing the closing bell alongside 100 of our mortgage broker partners from across the country.

Product and Investor Mix - Unpaid Principal Balance of Originations (dollars in thousands)

Purchase:	Q3 2025	Q2 2025	Q3 2024
Conventional	$14,677,985	$16,825,147	$15,874,674
Government	8,411,136	8,358,290	7,786,158
Jumbo and other (1)	2,124,362	2,115,964	2,499,626
Total Purchase	$25,213,483	$27,299,401	$26,160,458

Refinance:	Q3 2025	Q2 2025	Q3 2024
Conventional	$7,193,198	$5,082,559	$3,552,067
Government	7,302,600	5,688,192	8,271,580
Jumbo and other (1)	2,032,789	1,674,362	1,525,416
Total Refinance	$16,528,587	$12,445,113	$13,349,063
Total Originations	$41,742,070	$39,744,514	$39,509,521

(1) Comprised of non-agency jumbo products, construction loans, and non-qualified mortgage products, including home equity lines of credit ("HELOCs") (which in many instances are second liens)
Fourth Quarter 2025 Outlook
We anticipate fourth quarter production to be in the $43 to $50 billion range, with gain margin from 105 to 130 basis points.
Dividend
Subsequent to September 30, 2025, for the twentieth consecutive quarter, the Company's Board of Directors declared a cash dividend of $0.10 per share on the outstanding shares of Class A common stock. The dividend is payable on January 8, 2026, to stockholders of record at the close of business on December 18, 2025. Additionally, the Board approved a proportional distribution to SFS Corp., which is payable on or around January 8, 2026.
Earnings Conference Call Details
As previously announced, the Company will hold a conference call for financial analysts and investors on Thursday, November 6, 2025, at 10:00 a.m. ET to review the results and answer questions. Interested parties may register for a toll-free dial-in number by visiting:
https://registrations.events/direct/Q4I515890
Please dial in at least 15 minutes in advance to ensure a timely connection to the call. Audio webcast, taped replay and a transcript and supporting materials will be available on the Company's investor relations website at https://investors.uwm.com/.
Key Operational Metrics
“Loan origination volume” and “Total gain margin” are key operational metrics that the Company's management uses to evaluate the performance of the business. “Loan origination volume” is the aggregate principal of the residential mortgage loans originated by the Company during a period. “Total gain margin” represents total loan production income divided by loan origination volume for the applicable periods.
Non-GAAP Metrics
The Company's net income does not reflect the income tax provision that would otherwise be reflected if 100% of the economic interest in UWM was owned by the Company. Therefore, for comparison purposes, the Company provides “Adjusted net income (loss),” which is our pre-tax income (loss) together with an adjusted income tax provision (benefit), which is calculated as the provision for income taxes plus the tax effects of net income attributable to non-controlling interest determined using a blended statutory effective tax rate. “Adjusted net income (loss)” is a non-GAAP metric. "Adjusted diluted EPS" is defined as "Adjusted net income (loss)" divided by the weighted average number of shares of Class A common stock outstanding for the applicable period, assuming the exchange and conversion of all outstanding Class D common stock for Class A common stock, and is calculated and presented for periods in which the assumed exchange and conversion of Class D common stock to Class A common stock is anti-dilutive to EPS.
We also disclose Adjusted EBITDA, which we define as earnings before interest expense on non-funding debt, provision for income taxes, depreciation and amortization, adjusted to exclude stock-based compensation expense, the change in fair value of MSRs due to valuation inputs or assumptions, gains or losses on other interest rate derivatives, the impact of non-cash deferred compensation expense, the change in fair value of the Public and Private Warrants, the non-cash income/expense impact of the change in the Tax Receivable Agreement liability, and the change in fair value of retained investment securities as we believe these adjustments are not indicative of our performance or results of operations. Adjusted EBITDA includes interest expense on funding facilities, which are recorded as a component of interest expense, as these expenses are a direct operating expense driven by loan origination volume. By contrast, interest expense on non-funding debt is a function of our capital structure and is therefore excluded from Adjusted EBITDA.
In addition, we disclose “Non-funding debt” and the “Non-funding debt-to-equity ratio” as a non-GAAP metric. We define “Non-funding debt” as the total of the Company's senior notes, lines of credit, borrowings against investment securities, and finance leases and the “Non-funding debt-to-equity ratio” as total non-funding debt divided by the Company’s total equity.
Management believes that these non-GAAP metrics provide useful information to investors. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for any other operating performance measure calculated in accordance with GAAP and may not be comparable to a similarly titled measure reported by other companies.
The following tables set forth the reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated in accordance with GAAP (dollars in thousands, except per share amounts):

Adjusted net income	Q3 2025	Q2 2025	Q3 2024
Earnings (loss) before income taxes	$12,670	$329,418	$32,289
Adjusted income tax (provision) benefit	(3,049)	(79,989)	(8,955)
Adjusted net income (loss)	$9,621	$249,429	$23,334

Adjusted Diluted EPS	Q3 2025	Q2 2025	Q3 2024
Diluted weighted average Class A Common shares outstanding	221,354,499	202,133,122	99,801,301
Assumed pro forma conversion of Class D shares(1)	1,378,084,794	1,396,892,510	1,498,013,741
Adjusted diluted weighted average shares outstanding(1)	1,599,439,293	1,599,025,632	1,597,815,042

Adjusted Net Income (in thousands)	9,621	249,429	23,334
Adjusted Diluted EPS	0.01	0.16	0.01
(1) Reflects the pro forma exchange and conversion of antidilutive Class D common stock to Class A common stock

Adjusted EBITDA	Q3 2025	Q2 2025	Q3 2024
Net income (loss)	$12,088	$314,479	$31,945
Interest expense on non-funding debt	51,828	50,775	31,544
Provision (benefit) for income taxes	582	14,939	344
Depreciation and amortization	12,747	12,200	11,636
Stock-based compensation expense	14,732	11,729	5,768
Change in fair value of MSRs due to valuation inputs or assumptions	158,842	(3,154)	263,893
Gain on other interest rate derivatives	(27,813)	(208,904)	(226,936)
Deferred compensation, net	(11,117)	1,773	(11,434)
Change in fair value of Public and Private Warrants	770	(1,309)	5,829
Change in Tax Receivable Agreement liability	41	3,557	—
Change in fair value of investment securities	(1,627)	(402)	(5,409)
Adjusted EBITDA	$211,073	$195,683	$107,180

Non-funding debt and non-funding debt to equity	Q3 2025	Q2 2025	Q3 2024
Senior notes	$3,780,620	$2,787,797	$1,991,216
Secured lines of credit	—	425,000	300,000
Borrowings against investment securities	87,142	86,896	93,662
Finance lease liability	23,363	23,872	25,836
Total non-funding debt	$3,891,125	$3,323,565	$2,410,714
Total equity	$1,587,078	$1,747,982	$2,180,527
Non-funding debt to equity	2.45	1.90	1.11

Cautionary Note Regarding Forward-Looking Statements
This press release and our earnings call include forward-looking statements. These forward-looking statements are generally identified using words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict” and similar words indicating that these reflect our views with respect to future events. Forward-looking statements in this press release and our earnings call include statements regarding: (1) our strategic investments and product launches ; (2) our ability to adapt and scale our business when interest rates move; (3) our strategic collaboration with BILT; (4) our position amongst our competitors and ability to capture market share; (5) the timing of in-house servicing; (6) our beliefs regarding opportunities in the broker channel; (7) our beliefs regarding the refinance market; (8) growth of the wholesale and broker channels, the impact of our strategies on such growth and the benefits to our business of such growth; (9) our growth and strategies to remain the leading mortgage lender, and the timing and drivers of that growth; (10) our beliefs related to the amount and timing of our dividend; (11) our expectations for future market environments, including interest rates, and the timing of such market changes; (12) our expectations related to production, gain margin and our overall success in the fourth quarter of 2025; (13) our performance in shifting market conditions and the comparison of such performance against our competitors; (14) our ability to produce results in future years at or above prior levels or expectations, and our strategies for producing such results; (15) our position and ability to capitalize on market opportunities, including in the refinance market, and the impacts to our results and (16) our investments in technology, including artificial intelligence, and its impact to our operations, ability to scale and financial results. These statements are based on management’s current expectations, but are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to materially differ from those stated or implied in the forward-looking statements, including: (i) UWM’s ability to successfully implement strategic decisions and product launches; (ii) UWM’s dependence on macroeconomic and U.S. residential real estate market conditions, including changes in U.S. monetary policies, more specifically caused by changes in the Presidential Administration that affect interest rates and inflation; (iii) UWM’s reliance on its warehouse and MSR facilities and the risk of a decrease in the value of the collateral underlying certain of its facilities causing an unanticipated margin call; (iv) UWM’s ability to sell loans in the secondary market; (v) UWM’s dependence on the government-sponsored entities such as Fannie Mae and Freddie Mac; (vi) changes in the GSEs, FHA, USDA and VA guidelines or GSE and Ginnie Mae guarantees; (vii) our ability to comply with all rules and regulations in connection with the launch of our internal servicing; (viii) UWM’s dependence on Independent Mortgage Advisors to originate mortgage loans; (ix) the risk that an increase in the value of the MBS UWM sells in forward markets to hedge its pipeline may result in an unanticipated margin call; (x) UWM’s inability to continue to grow, or to effectively manage the growth of its loan origination volume; (xi) UWM’s ability to continue to attract and retain its broker relationships; (xii) UWM’s ability to implement technological innovation, such as AI in our operations; (xiii) the occurrence of a data breach or other failure of UWM’s cybersecurity or information security systems; (xiv) the occurrence of data breaches or other cybersecurity failures at our third-party sub-servicers or other third-party vendors; (xv) UWM’s ability to continue to comply with the complex state and federal laws, regulations or practices applicable to mortgage loan origination and servicing in general; and (xvi) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission including those under “Risk Factors” therein. We wish to caution readers that certain important factors may have affected and could in the future affect our results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of us. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.
About UWM Holdings Corporation and United Wholesale Mortgage
Headquartered in Pontiac, Michigan, UWM Holdings Corporation (UWMC) is the publicly traded indirect parent of United Wholesale Mortgage, LLC (“UWM”). UWM is the nation’s largest home mortgage lender, despite exclusively originating mortgage loans through the wholesale channel. UWM has been the largest wholesale mortgage lender for ten consecutive years and is the largest purchase lender in the nation. With a culture of continuous innovation of technology and enhanced client experience, UWM leads the market by building upon its proprietary and exclusively licensed technology platforms, superior service and focused partnership with the independent mortgage broker community. UWM originates primarily conforming and government loans across all 50 states and the District of Columbia. For more information, visit uwm.com or call 800-981-8898. NMLS #3038.

For inquiries regarding UWM, please contact:
INVESTOR CONTACT	MEDIA CONTACT
BLAKE KOLO	NICOLE ROBERTS
InvestorRelations@uwm.com	Media@uwm.com

UWM HOLDINGS CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share amounts)

	September 30, 2025	December 31, 2024
Assets	(Unaudited)
Cash and cash equivalents (includes restricted cash of $21.0 million and $16.0 million, respectively)	$870,703	$507,339
Mortgage loans at fair value	10,784,461	9,516,537
Derivative assets	91,446	99,964
Investment securities at fair value, pledged	101,277	103,013
Accounts receivable, net	548,090	417,955
Mortgage servicing rights	3,308,585	3,969,881
Premises and equipment, net	164,985	146,199
Operating lease right-of-use asset (includes $94,947 and $92,553 with related parties)	95,957	93,730
Finance lease right-of-use asset, net (includes $21,188 and $22,737 with related parties)	21,219	23,193
Loans eligible for repurchase from Ginnie Mae	749,089	641,554
Other assets	286,525	151,751
Total assets	$17,022,337	$15,671,116
Liabilities and Equity
Warehouse lines of credit	$9,783,664	$8,697,744
Derivative liabilities	41,209	35,965
Secured line of credit	—	500,000
Borrowings against investment securities	87,142	90,646
Accounts payable, accrued expenses and other	706,993	580,736
Accrued distributions and dividends payable	160,846	159,827
Senior notes	3,780,620	2,785,326
Operating lease liability (includes $101,321 and $99,199 with related parties)	102,333	100,376
Finance lease liability (includes $23,328 and $24,608 with related parties)	23,363	25,094
Loans eligible for repurchase from Ginnie Mae	749,089	641,554
Total liabilities	15,435,259	13,617,268
Equity:
Preferred stock, $0.0001 par value - 100,000,000 shares authorized, none issued and outstanding as of September 30, 2025 or December 31, 2024	—	—
Class A common stock, $0.0001 par value - 4,000,000,000 shares authorized, 234,291,930 and 157,940,987 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	23	16
Class B common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of September 30, 2025 or December 31, 2024	—	—
Class C common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of September 30, 2025 or December 31, 2024	—	—
Class D common stock, $0.0001 par value - 1,700,000,000 shares authorized, 1,365,482,620 and 1,440,332,098 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	137	144
Additional paid-in capital	7,579	3,523
Retained earnings	169,935	157,837
Non-controlling interest	1,409,404	1,892,328
Total equity	1,587,078	2,053,848
Total liabilities and equity	$17,022,337	$15,671,116

UWM HOLDINGS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share amounts)
(Unaudited)

	For the three months ended
	September 30, 2025	June 30, 2025	September 30, 2024
Revenue
Loan production income	$542,144	$447,882	$465,548
Loan servicing income	169,019	178,813	134,753
Interest income	132,089	132,005	145,297
Total revenue	843,252	758,700	745,598
Other gains (losses)
Change in fair value of mortgage servicing rights	(307,825)	(111,421)	(446,100)
Gain on other interest rate derivatives	27,813	208,904	226,936
Other gains (losses), net	(280,012)	97,483	(219,164)
Expenses
Salaries, commissions and benefits	222,760	211,461	181,453
Direct loan production costs	64,213	46,330	58,398
Marketing, travel, and entertainment	23,410	26,379	22,462
Depreciation and amortization	12,747	12,200	11,636
General and administrative	62,243	59,999	53,664
Servicing costs	33,928	35,083	25,009
Interest expense	132,084	133,467	141,102
Other expense (income)	(815)	1,846	421
Total expenses	550,570	526,765	494,145
Earnings before income taxes	12,670	329,418	32,289
Provision for income taxes	582	14,939	344
Net income	12,088	314,479	31,945
Net income attributable to non-controlling interest	13,350	291,570	38,240
Net income (loss) attributable to UWMC	$(1,262)	$22,909	$(6,295)

Earnings (loss) per share of Class A common stock:
Basic	$(0.01)	$0.11	$(0.06)
Diluted	$(0.01)	$0.11	$(0.06)
Weighted average shares outstanding:
Basic	221,354,499	202,133,122	99,801,301
Diluted	221,354,499	202,133,122	99,801,301

Addendum to Exhibit 99.1

This addendum includes the Company's Consolidated Balance Sheets as of September 30, 2025, and the preceding four quarters and Statements of Operations for the quarter ended September 30, 2025, and the preceding four quarters for purposes of providing historical quarterly trending information to investors.

CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share amounts)

	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Assets	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
Cash and cash equivalents, including restricted cash	$870,703	$489,984	$485,024	$507,339	$636,327
Mortgage loans at fair value	10,784,461	8,040,310	8,402,211	9,516,537	10,141,683
Derivative assets	91,446	59,356	43,958	99,964	66,977
Investment securities at fair value, pledged	101,277	101,627	102,982	103,013	108,964
Accounts receivable, net	548,090	719,369	472,299	417,955	561,901
Mortgage servicing rights	3,308,585	3,445,195	3,321,457	3,969,881	2,800,054
Premises and equipment, net	164,985	166,460	153,855	146,199	147,981
Operating lease right-of-use asset	95,957	91,004	92,450	93,730	95,123
Finance lease right-of-use asset, net	21,219	21,810	22,464	23,193	24,020
Loans eligible for repurchase from Ginnie Mae	749,089	564,806	750,769	641,554	391,696
Other assets	286,525	186,968	200,964	151,751	145,072
Total assets	$17,022,337	$13,886,889	$14,048,433	$15,671,116	$15,119,798
Liabilities and Equity
Warehouse lines of credit	$9,783,664	$7,254,526	$7,573,139	$8,697,744	$9,207,746
Derivative liabilities	41,209	76,683	27,922	35,965	93,599
Secured line of credit	—	425,000	250,000	500,000	300,000
Borrowings against investment securities	87,142	86,896	88,775	90,646	93,662
Accounts payable, accrued expenses and other	706,993	661,496	652,701	580,736	573,865
Accrued distributions and dividends payable	160,846	160,360	159,856	159,827	159,818
Senior notes	3,780,620	2,787,797	2,786,467	2,785,326	1,991,216
Operating lease liability	102,333	97,471	99,010	100,376	101,833
Finance lease liability	23,363	23,872	24,445	25,094	25,836
Loans eligible for repurchase from Ginnie Mae	749,089	564,806	750,769	641,554	391,696
Total liabilities	15,435,259	12,138,907	12,413,084	13,617,268	12,939,271
Equity:
Preferred stock, $0.0001 par value - 100,000,000 shares authorized, none issued and outstanding as of each of the periods presented	—	—	—	—	—
Class A common stock, $0.0001 par value - 4,000,000,000 shares authorized; shares issued and outstanding - 234,291,930 as of September 30, 2025, 205,979,563 as of June 30, 2025, 200,781,659 as of March 31, 2025, 157,940,987 as of December 31, 2024 and 113,150,968 as of September 30, 2024	23	21	20	16	11
Class B common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of each of the periods presented	—	—	—
Class C common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of each of the periods presented	—	—	—
Class D common stock, $0.0001 par value - 1,700,000,000 shares authorized; shares issued and outstanding - 1,365,482,620 as of September 30, 2025, 1,393,282,620 as of June 30, 2025, 1,397,782,620 as of December 31, 2024 and 1,502,069,787 as each of the rest of periods presented	137	139	140	144	149
Additional paid-in capital	7,579	5,688	4,298	3,523	2,644
Retained earnings	169,935	170,320	160,407	157,837	116,561
Non-controlling interest	1,409,404	1,571,814	1,470,484	1,892,328	2,061,162
Total equity	1,587,078	1,747,982	1,635,349	2,053,848	2,180,527
Total liabilities and equity	$17,022,337	$13,886,889	$14,048,433	$15,671,116	$15,119,798

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share amounts)
(Unaudited)

	For the three months ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Revenue
Loan production income	$542,144	$447,882	$304,751	$407,229	$465,548
Loan servicing income	169,019	178,813	190,517	173,300	134,753
Interest income	132,089	132,005	118,102	140,067	145,297
Total revenue	843,252	758,700	613,370	720,596	745,598
Other gains (losses)
Change in fair value of mortgage servicing rights	(307,825)	(111,421)	(388,585)	309,149	(446,100)
Gain (loss) on other interest rate derivatives	27,813	208,904	—	(469,538)	226,936
Other gains (losses), net	(280,012)	97,483	(388,585)	(160,389)	(219,164)
Expenses
Salaries, commissions and benefits	222,760	211,461	192,800	193,155	181,453
Direct loan production costs	64,213	46,330	43,127	54,958	58,398
Marketing, travel, and entertainment	23,410	26,379	22,190	30,771	22,462
Depreciation and amortization	12,747	12,200	11,340	11,094	11,636
General and administrative	62,243	59,999	68,148	60,314	53,664
Servicing costs	33,928	35,083	30,434	29,866	25,009
Interest expense	132,084	133,467	120,410	142,342	141,102
Other expense (income)	(815)	1,846	(2,848)	(4,625)	421
Total expenses	550,570	526,765	485,601	517,875	494,145
Earnings (loss) before income taxes	12,670	329,418	(260,816)	42,332	32,289
Provision (benefit) for income taxes	582	14,939	(13,788)	1,719	344
Net income (loss)	12,088	314,479	(247,028)	40,613	31,945
Net income (loss) attributable to non-controlling interest	13,350	291,570	(233,349)	31,694	38,240
Net income (loss) attributable to UWMC	$(1,262)	$22,909	$(13,679)	$8,919	$(6,295)

Earnings (loss) per share of Class A common stock:
Basic	$(0.01)	$0.11	$(0.08)	$0.06	$(0.06)
Diluted	$(0.01)	$0.11	$(0.12)	$0.02	$(0.06)
Weighted average shares outstanding:
Basic	221,354,499	202,133,122	164,100,022	155,584,329	99,801,301
Diluted	221,354,499	202,133,122	1,598,383,240	1,598,241,235	99,801,301